UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 13, 2019
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2019, Moog Inc. (the "Company") completed a private offering of $500 million in aggregate principal amount of its 4.25% senior notes due 2027 (the "Notes"). The Notes were issued pursuant to an indenture, dated as of December 13, 2019 (the "Indenture"), among the Company, certain of its subsidiaries that are serving as guarantors of the Notes and MUFG Union Bank, N.A., as trustee.
The Indenture and Notes contain covenants that limit the Company's and certain of its subsidiaries' ability to, among other things, incur additional indebtedness, pay dividends or make other distributions, make other restricted payments and investments, create liens, sell assets, including capital stock of certain subsidiaries, merge or consolidate with other entities, and enter into transactions with affiliates. The terms of the Notes also require the Company to make an offer to repurchase Notes upon the occurrence of a change of control (as defined in the Indenture) at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any.
The foregoing description of the material terms of the Indenture is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture dated December 13, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	December 13, 2019	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller